UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 11, 2024, Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell 2,304,147 shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), at a price of $108.50 per share in a private placement (the “Private Placement”). Each share of Preferred Stock is convertible into 50 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Private Placement is expected to result in gross proceeds to the Company of approximately $250 million, before deducting placement agent fees and offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The Purchase Agreement also contains customary registration rights whereby the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), concurrently with or within 10 business days after filing the preliminary proxy statement for the Annual Meeting (as defined below), registering the resale of the shares of Common Stock issuable upon the conversion of the shares of Preferred Stock issued in the Private Placement.

An affiliate of Invus, L.P. (“Invus”), one of the Purchasers under the Purchase Agreement, elected to participate in the Private Placement on the same terms as each other Purchaser pursuant to its preemptive right under the Company’s Fifth Amended and Restated Certificate of Incorporation to participate in new issuances of the Company’s equity securities on a pro rata basis. Invus has agreed to, among other things, vote its shares at the upcoming 2024 annual meeting of stockholders (the “Annual Meeting”) in favor of the approval of the Sixth Amended and Restated Certificate of Incorporation of the Company (the “New Charter”) which would increase the total authorized shares of Common Stock under the New Charter from 300,000,000 to 450,000,000.

After the Private Placement and following the conversion of the Preferred Stock, Invus and its affiliates will hold approximately the same percentage of the Company’s outstanding Common Stock as they did before the Private Placement.

The securities to be issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers under the Purchase Agreement. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K (this “Current Report”), nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Jefferies LLC, Leerink Partners LLC and Piper Sandler & Co. as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached to this Current Report as Exhibit 10.1, and which is incorporated herein by reference.

Certificate of Designations

Upon closing of the Private Placement, the Company plans to file a Certificate of Designations of Series A Convertible Preferred Stock Certificate of Lexicon Pharmaceuticals, Inc., a form of which is attached as Exhibit B to the Purchase Agreement (the “Certificate of Designations”), with the Secretary of State of the State of Delaware setting forth the terms of the Preferred Stock. According to the terms and subject to the conditions set forth in the Certificate of Designations, each share of Preferred Stock will automatically convert into 50 shares (subject to adjustments) of Common Stock immediately following the satisfaction of all of the following conditions: (i) the approval of the New Charter by the shareholders of the Company at the Annual Meeting, (ii) the adoption of the

New Charter by the Company’s board of directors and (iii) the filing and acceptance of the New Charter with and by the Secretary of State of the State of Delaware. The holders of the Preferred Stock are entitled to vote on an as-converted basis on all matters and not as a separate class vote, except as required by Delaware law.

The foregoing summary of the Certificate of Designations does not purport to be complete and is qualified in its entirely by reference to the Certificate of Designations, which is included as an exhibit to the Purchase Agreement which is attached to this Current Report as Exhibit 10.1, and which is incorporated herein by reference.

Fifth Amendment to Loan and Security Agreement

On March 6, 2024, the Company and one of its subsidiaries entered into a fifth amendment to its loan and security agreement (the “Fifth Amendment”) with Oxford Finance LLC and the lenders listed therein modifying the existing financial covenant relating to net sales of INPEFA® (sotagliflozin).

The Fifth Amendment is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference. The description of the Fifth Amendment in this Current Report is a summary and is qualified in its entirety by the terms of the Fifth Amendment.

Item 2.02	Results of Operation and Financial Condition

On March 11, 2024, the Company issued a press release to report its financial results for the quarter ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated herein by reference. The Private Placement and issuance of any Common Stock upon conversion of the Preferred Stock is being made in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the closing of the Private Placement, the Company plans to file the Certificate of Designations with the Secretary of State of the State of Delaware to create the Preferred Stock that will be issued as part of the Private Placement. The information regarding the Certificate of Designations set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On March 11, 2024, the Company issued two press releases reporting its financial results for the quarter ended December 31, 2023 and announcing the execution of the Purchase Agreement. Copies of the press releases are furnished as Exhibit 99.1 and 99.2 to this Current Report. The Company has also uploaded its latest investor presentation to its website, which can be found at https://www.lexpharma.com under “Investors”.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 and Exhibit 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1+	Preferred Stock Purchase Agreement, dated as of March 11, 2024, among Lexicon Pharmaceuticals, Inc. and the purchasers party thereto.

10.2†	Fifth Amendment to Loan and Security Agreement, dated March 6, 2024, with Oxford Finance, LLC and the lenders listed therein

99.1	Press Release (Earnings), dated March 11, 2024.

99.2	Press Release (Announcement of Private Placement), dated March 11, 2024.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

†

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: March 11, 2024	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel